EXHIBIT 10.2

EXECUTION VERSION

SECURITY AGREEMENT

dated as of June 13, 2019
among RINCON POINT LLC,
as Borrower, JPMORGAN CHASE BANK, N.A.
as Administrative Agent, AND
WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Collateral Trustee

SECURITY AGREEMENT

This SECURITY AGREEMENT dated as of June 13, 2019 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, this “Security Agreement”), is by and among RINCON POINT LLC, a Delaware limited liability company (the “Borrower”), JPMORGAN CHASE BANK, N.A., a national banking association, as Administrative Agent (together with its successors and assigns in such capacity, the “Administrative Agent”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as collateral trustee (together with its successors and assigns in such capacity, the “Collateral Trustee”).

RECITALS: Reference is made to the Warehouse Credit Agreement dated as of June 13, 2019 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Credit Agreement”) among the Borrower, the Lenders from time to time party thereto, the Administrative Agent, Wilmington Trust, National Association, as Paying Agent, and the Collateral Trustee. It is a condition to the extension of credit under the Credit Agreement that the obligations of the Borrower arising thereunder are secured by all property of the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

ARTICLE I DEFINITIONS

Section 1.01. Cross-References From Agreements. Capitalized terms used in this Security Agreement: (a) if defined in the Introduction, Recitals or any Section hereof, will have the same respective meanings when used elsewhere in this Security Agreement; (b) if not defined herein, will have the respective meanings ascribed to them in the Credit Agreement; and (c) if not defined herein or in the Credit Agreement, will have the respective meanings ascribed to them in the Servicing Agreement. The rules of construction set forth in Section 1.02 of the Credit Agreement also apply to this Security Agreement as if set forth in full herein; provided, that unless otherwise specified, references herein to Articles or Sections refer to Articles or Sections of this Security Agreement.

Section 1.02. Incorporation From UCC. The terms “Account”, “Certificate of Deposit”, “Chattel Paper”, “Commercial Tort Claim”, “Deposit Account”, “Document”, “Equipment”, “Financial Asset”, “Financing Statement”, “Fixtures”, “General Intangible”, “General Intangibles,” “Goods”, “Instrument”, “Inventory”, “Investment Property”, “Letters of Credit,” “Letter-of-Credit Right”, “Money”, “Payment Intangibles”, “Proceeds”, “Records”, “Securities Account”, “Supporting Obligation” and any other terms used herein that are defined in the UCC of the State of New York (the “NY UCC”) and not defined in this Security Agreement, the Credit Agreement or the Servicing Agreement have the respective meanings specified in the NY UCC; provided, that if any term is defined in Article 9 of the NY UCC and in another Article of the NY UCC, such term shall have the meaning given to it in Article 9 of the NY UCC.

Section 1.03. General Definitions. In this Security Agreement, the following terms shall have the following meanings:

“Borrower Contracts” means the Receivables Purchase Agreement, the Servicing Agreement, each other Transaction Document to which the Borrower is a party, any Hedging Agreement to which the Borrower is a party, each Receivable Document with respect to any Purchased Receivable, and each other contract or agreement of any type or nature whatsoever to which Borrower is a party or under which Borrower has any rights, claims or interests of any nature (whether arising pursuant to the terms of any such contract or agreement or otherwise available to the Borrower at law or in equity).

“Borrower Contract Rights” means all rights, remedies, powers, privileges and claims in, to or under any Borrower Contract, including, without limitation, the right, power, and privilege to (i) exercise remedies and otherwise enforce such Borrower Contract against any counterparty thereto or against any property subject thereto; (ii) give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to any such Borrower Contract and otherwise exercise voting or consensual rights thereunder, (iii) compel or secure the performance and observance by any counterparty or any other obligor thereunder or other related party with obligations arising in connection therewith, (iv) transmit notices of default or termination thereunder, and (v) institute legal or administrative actions or proceedings to compel or secure performance by any counterparty.

“Borrower Records” means all Data Files with respect to the Purchased Receivables, all Servicing Files with respect to the Purchased Receivables, all Receivable Document Packages and other Receivable Records (as defined in the Receivables Purchase Agreement) with respect to the Purchased Receivables, and all other Records, information, data, records, and reports of any type or nature whatsoever that belong to the Borrower or in which the Borrower has any rights or interests, whether any of the foregoing is maintained by the Borrower, Seller, Servicer, Custodian, any of their respective Affiliates, or any other Person.

ARTICLE II
CONVEYANCE, PERFECTION AND RELATED COVENANTS

Section 2.01. Security Interest Grant. As security for the payment or performance, as the case may be, of all Obligations, the Borrower hereby assigns, pledges, grants and conveys to the Collateral Trustee, for the benefit of the Secured Parties, a continuing security interest in all of the Borrower’s right, title and interest in, to and under following assets and property, in each case, whether now existing or at any time hereafter arising, and whether now owned or at any time hereafter acquired (collectively, the “Collateral”):

(a)    all Purchased Receivables, all Receivable Documents with respect thereto, all Servicing Rights with respect thereto, all Borrower Records with respect thereto, all Collections thereof, and all other related Purchased Assets with respect thereto, including, without limitation, all rights and benefits of the “lender” under any such Receivable Document, all rights to collect and receive principal, interest, finance charges, fees (including without limitation late payment fees), other charges, assessments, and all other amounts received or receivable thereunder, and all other rights, interests, benefits, proceeds, profits, remedies and claims arising therefrom or relating thereto;

(b)    the Collection Account, the Reserve Account, any other Deposit Account, any Securities Account, any Certificates of Deposit, all funds and other property on deposit from time to time in, carried in, or credited to, any of the foregoing, all interest, dividends, earnings, income and distributions received, receivable or otherwise distributed or distributable in respect of any of the foregoing, all Financial Assets, all Securities, all Investment Property, all Money, and all cash and cash equivalents;

(c)    all Accounts, Chattel Paper, Commercial Tort Claims, Goods, Equipment, Inventory, General Intangibles, Payment Intangibles, Instruments, Documents, and Fixtures;

(d)	all Borrower Contracts, Borrower Contract Rights and Hedging Transactions;

(e)    all Supporting Obligations, Letters of Credit and Letter-of Credit Rights, collateral security and guarantees given by any Person with respect to or supporting any of the foregoing;

(f)    all copyrights, patents, trademarks and other intellectual property rights and derivative rights related thereto or arising therefrom;

(g)	all other personal property of every kind and nature;

(h)    all present and future claims, demands, causes and choses in action in respect of any of the foregoing; and

(i)    all payments on or under and all products and Proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including, without limitation, all cash and non-cash proceeds, and all other property arising from or relating to all or any part of any of the foregoing.

Section 2.02.    UCC Filings.

(a)    Without modifying or limiting the obligations of the Borrower set forth in this Section, the Credit Agreement and the other Transaction Documents, the Borrower hereby irrevocably and unconditionally authorizes (without obligating) the Collateral Trustee, the Administrative Agent, and any designee of either of them, at any time and from time to time, at the cost of the Borrower, to file in any relevant jurisdiction and with any applicable filing office, any and all Financing Statements and continuation statements or amendments to such Financing Statements, in any case, as may be necessary or desirable to perfect and maintain the perfection and priority of the Security Interest of the Collateral Trustee, for the benefit of the Secured Parties, in the Collateral. Without limiting the generality of the foregoing, the Borrower hereby irrevocably and unconditionally authorizes (without obligating) the Collateral Trustee, the Administrative Agent, and any designee of either of them to describe the collateral in any Financing Statement filed against the Borrower as “all property and other assets of the debtor, together with all proceeds thereof” or words of similar import. The Borrower also hereby ratifies its authorization with respect to any such Financing Statements filed prior to the date hereof.

(b)    The Borrower hereby covenants and agrees that it shall, at its own expense, file all Financing Statements and all continuation statements or amendments to such Financing Statements (in each case, to the extent not filed pursuant to subsection (a) of this Section) in any relevant jurisdiction and with any applicable filing office as are necessary or as reasonably requested by the Collateral Trustee or the Administrative Agent to ensure that the Collateral Trustee, for the benefit of the Secured Parties, now and at all times hereafter until Payment in Full has and maintains a first priority, perfected Security Interest in all of the Collateral that can be perfected by filing.

(c)    The Borrower shall provide to the Administrative Agent and the Collateral Trustee on (or prior to) the date hereof, and promptly hereafter upon request, all information required by Article 9 of the UCC of any applicable jurisdiction to be included on any Financing Statement or necessary for the filing thereof, including, without limitation, the information described in Section 3.01(c). The Borrower will not change any such information, including, without limitation, its legal name, type of organization, “location” (within the meaning of Article 9 of the UCC), structure, location of its chief executive office, principal place of business, or its organizational identification number unless: (i) the Borrower has provided at least ten (10) days prior notice to, and other than with respect to change of address, received the prior written consent of, the Administrative Agent; and (ii) the Borrower has taken all actions necessary or reasonably requested by the Administrative Agent to maintain the first priority, perfected Security Interest of the Collateral Trustee, for the benefit of the Secured Parties, in the Collateral, including, without limitation, the filing of any amendments to the UCC Financing Statements filed hereunder.

(d)    The Financing Statement referred to in Section 4.01(k)(v) of the Credit Agreement listing the Borrower as debtor and the Collateral Trustee, for the benefit of the Secured Parties, as secured party, may describe the Collateral in the same manner as described herein or may contain a general description of the Collateral, such as “all assets” or “all personal property” or any similar description.

(e)    Without the express prior approval of Administrative Agent, in no event shall Borrower at any time file, or permit or cause to be filed, by any Person, any amendment or termination statement with respect to any Financing Statement filed hereunder. Upon any sale or other transfer or disposition of any Collateral that is expressly permitted pursuant to the Credit Agreement or any other Transaction Document and upon any Purchased Receivable becoming subject to a Release pursuant to the express terms of the Credit Agreement, the Security Interest in such Purchased Receivable and the related Purchased Assets shall be automatically released. Upon direction by the Administrative Agent, the Collateral Trustee will, at the Borrower’s expense, take any action reasonably requested by the Borrower to evidence the release of the Collateral Trustee’s Security Interest (i) in any portion of the Collateral subject to a Release or otherwise sold, transferred or otherwise disposed to the extent any such Release or such sale, transfer or other disposition is expressly permitted pursuant to the Credit Agreement or any other Transaction Document; and (ii) in all Collateral after Payment in Full.

Section 2.03. Additional Collateral Covenants. At any time and from time to time, subject to the terms of the Credit Agreement and the Servicing Agreement, the Borrower shall do any or all of the following, immediately upon creation of acquisition of any Collateral of the following types: (a) deliver, or cause to be delivered, to the Custodian (on behalf of the Collateral Trustee, for the benefit of the Secured Parties) all tangible Instruments, Securities, Chattel Paper and Documents constituting part of the Collateral; (b) give “control” (as defined in or required by the UCC, the Federal Electronic Signatures in Global and National Commerce Act, the Uniform Electronic Transactions Act, or any other applicable statute, in each case, to the extent that such statute governs perfection of the applicable type of intangible property in the applicable jurisdiction) to the Custodian (on behalf of the Collateral Trustee, for the benefit of the Secured Parties) of the sole “authoritative” copy of all electronic Chattel Paper, electronic Instruments, and/or other transferable records constituting part of the Collateral; and (c) give “control” (as defined in and required by the UCC) to the Collateral Trustee of the Collection Account, the Reserve Account, any other Deposit Accounts and any Securities Accounts constituting part of the Collateral. The Borrower also shall provide all necessary endorsements or instruments of assignments with respect to any of the foregoing in connection with such delivery of possession or control. All Collections and cash proceeds of Collateral shall be held in trust for the benefit of the Collateral Trustee and deposited into the Collection Account in the manner required pursuant to the Credit Agreement.

Section 2.04. Further Assurances. If at any time the Borrower shall take a security interest in any property of an Obligor or any other person to secure payment and performance of a Purchased Receivable, the Borrower shall promptly assign such security interest to the Collateral Trustee, for the benefit of the Secured Parties. The Borrower shall also, at its own expense, execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents, and take all such further actions, as are necessary, desirable, or that the Administrative Agent reasonably requests to: (i) maintain, protect, and preserve the first priority, perfected security interest of the Collateral Trustee, for the benefit of the Secured Parties, in all of the Collateral and to carry out more effectively the purposes hereof; and (ii) enable the Collateral Trustee, for the benefit of the Secured Parties, to fully and completely exercise and enforce its rights and remedies hereunder. The Collateral Trustee hereby agrees to act hereunder at the direction of the Administrative Agent (who shall act at the direction of the Majority Lenders or each Lender, as applicable) with respect to all rights, duties and powers of the Collateral Trustee set forth in this Security Agreement or in any other Transaction Document.

ARTICLE III
REPRESENTATIONS AND WARRANTIES; OTHER MATERIAL TERMS

Section 3.01. Representations and Warranties. The representations and warranties herein set forth are made as of the date of this Security Agreement, as of each Advance Date, and as of each Prepayment/Release Date on which there is a Release, unless such representation or warranty expressly refers to an earlier date, in which case it is made on such date with respect to such earlier date, and shall survive execution of this Security Agreement, the granting of the Security Interest hereunder, the funding of each Advance and the Release of any Liens (but excluding any Receivables subject to such Release following the release of the Lien thereon). The provisions of Section 4.01 and Section 4.02 of the Credit Agreement apply equally to the representations and warranties set forth in this Security Agreement. In accordance with the foregoing, the Borrower hereby represents and warrants to the Collateral Trustee and each of the Secured Parties as follows:

(a)    The Collateral Trustee, for the benefit of Secured Parties, has a valid and continuing, first priority, perfected Security Interest in all of the Collateral, enforceable against all creditors of and transferees or purchasers from the Borrower, the Seller or the Originator, any of their respective successors or assigns, and any other Person.

(b)    The Borrower has full power and authority to grant to the Collateral Trustee, for the benefit of the Secured Parties, the Security Interest in the Collateral and to execute, deliver and perform its obligations hereunder. The Borrower has received all consents and approvals required by the terms of any item of Collateral to the grant of the Security Interest hereunder and, without limiting the generality of the foregoing, no Purchased Receivable requires the Obligor’s consent to assign. No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for either (i) the grant by the Borrower of the Security Interest granted hereunder or (ii) the exercise by the Collateral Trustee of any rights or remedies in respect of any Collateral (whether specifically provided for hereunder or arising under applicable law), except for the filing of the Financing Statements as described in Section 2.02.

(c)    Subject to any changes made in accordance with Section 2.02(c), the Borrower is a Delaware limited liability company “located” for purposes of Article 9 of the UCC in the State of Delaware, the Borrower’s name, as it appears in official filings in its jurisdiction of formation, organization type, organizational identification number issued by its jurisdiction of formation, and the current location of its chief executive office and the premises at which any Collateral is located or at which books and records relating to the Collateral are maintained, are set forth on Schedule I, and Borrower has no other jurisdiction of organization.

Section 3.02. Ongoing Borrower Duties; Certain Rights of Secured Parties. The Borrower has the ongoing duty and obligation to, and hereby agrees, directly or through the Servicer, to: (i) perform in all material respects all agreements, duties and obligations required to be performed or observed by the Borrower in respect of each Borrower Contract and each other item of Collateral, (ii) enforce payment and performance in a timely manner of all material covenants and obligations of the counterparties under each Borrower Contract and to otherwise exercise all material Borrower Contract Rights in a commercially reasonable manner, (iii) pay all Taxes, assessments, charges, and fees due or arising with respect to the Collateral or with respect to the conveyance of the Security Interest hereunder and the filing of the Financing Statements hereunder, (iv) preserve and defend title to the Collateral and the rights of the Collateral Trustee, for the benefit of the Secured Parties, against the claims or actions of any other Person claiming any title to or rights in the Collateral, and (v) take all actions necessary to release and discharge any Lien or encumbrance against the Collateral other than Permitted Liens. If the Borrower fails to perform or pay any of the foregoing or take any such action as described in the preceding sentence, each of the

Administrative Agent and the Collateral Trustee, directly or through its designee, is hereby authorized to (but shall not be required to) perform or pay any of the foregoing or take any such action as described in this subsection, including, without limitation, to exercise any and all Borrower Contract Rights. The Borrower shall reimburse the Administrative Agent or Collateral Trustee, as applicable, on demand, for any payment made and any cost or expense incurred in connection with the foregoing (to be paid pursuant to the distribution provisions of the Credit Agreement).

Section 3.03. No Delegation or Release; No Liability of Secured Parties. The Security Interest granted by the Borrower hereunder is a collateral assignment of rights and not a delegation of the duties of the Borrower with respect to the Collateral. The Borrower is not released from its duties, liabilities, and obligations under the Borrower Contracts, or with respect to any other item of Collateral, and such duties, liabilities and obligations are not modified or altered in any respect, as a result of or in connection with: (i) the grant of the Security Interest hereunder to the Collateral Trustee, for the benefit of the Secured Parties;
(ii)    the conveyance hereunder or under any other Transaction Documents of rights, powers and privileges to the Collateral Trustee, the Administrative Agent, and/or the other Secured Parties with respect to the Borrower Contracts and other Collateral, or any exercise, failure to exercise, or delay in exercising any such rights, powers and privileges by any of them, or (iii) the authorization of the Collateral Trustee, the Administrative Agent, and/or any of the other Secured Parties to take, or the taking of, or the failure to take, or the delay in taking, any protective or remedial action hereunder or under any other Transaction Document, including, without limitation, the exercise of remedies with respect to the Collateral during the existence and continuance of an Event of Default and/or the exercise of any rights or powers pursuant to the power of attorney herein given. In addition, nothing set forth in clauses (i), (ii) or (iii) of the preceding sentence gives rise to any defense, counterclaim or offset in favor of the Borrower or impose any duty or liability of any kind on the Collateral Trustee, the Administrative Agent or the other Secured Parties. Accordingly, and without limiting the generality of the foregoing, the Collateral Trustee, the Administrative Agent and the other Secured Parties do not and shall not have any duty or obligation whatsoever to: (A) make any inquiry as to the nature or sufficiency of any payment received or obligation performed under any Borrower Contract by any counterparty thereto, (B) take any action to collect or enforce any Borrower Contract Rights or demand, collect or realize upon any Collateral, (C) preserve rights against third parties with respect to any Collateral, (D) sell or dispose of any Collateral, or (E) present or file any claim or notice or otherwise take any action with respect to moneys due or to become due in respect of any Borrower Contract or other item of Collateral or any property covered thereby, in the case of any of the foregoing, whether or not the Collateral Trustee, Administrative Agent or any of the other Secured Parties has or is deemed to have knowledge of material matters relating thereto. The Collateral Trustee, Administrative Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers, rights, remedies and authorizations granted to them herein or in the other Transaction Documents, and neither they nor their officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder or thereunder, except for any such Person’s own gross negligence or willful misconduct as determined by a non-appealable ruling of a court of competent jurisdiction.

ARTICLE IV REMEDIES; POWER OF ATTORNEY

Section 4.01.    Remedies Upon Default.

(a)    During the existence and continuance of an Event of Default, the Borrower agrees that the Collateral Trustee or its designee shall have the right, and upon the direction of the Administrative Agent (acting at the direction of the Majority Lenders) shall exercise the right, to take any of the following actions, concurrently or sequentially, at any time and from time to time, and in any manner it deems advisable: (i) with or without legal process, and with or without prior notice or demand for performance, to take possession of the Collateral, and without liability for trespass, to enter any premises where the Borrower Records or other Collateral may be located for the purpose of taking possession of or removing the Borrower Records and other Collateral, (ii) to sell, assign, license, convey or otherwise dispose of all or any part of the Collateral, including, without limitation, the sale of the Collateral in connection with a securitization thereof, at a public or private sale, for cash, upon credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Administrative Agent may deem commercially reasonable, which shall be determined in the sole reasonable judgment of Administrative Agent to the extent permitted by law, (iii) alternatively to a sale as described in the foregoing clause (ii), to sell all or any portion of the Collateral pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver; (iv) to collect and enforce the Borrower Contracts, to exercise any and all Borrower Contract Rights and to make any claims and take any actions directly against or with respect to the counterparties of any such Borrower Contracts, and (v) to exercise any and all other rights and remedies afforded to a secured party under the UCC, whether or not the UCC applies to the affected Collateral, or otherwise available in equity or under applicable law.

(b)    The Borrower hereby waives any requirements of notice with respect to any and all exercise of remedies hereunder to the fullest extent permitted by law; provided, that to the extent such notice is required by law in connection with any sale of the Collateral, the Borrower hereby agrees that ten
(10) days notice to Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute commercially reasonable notification. Such notice shall state the date, time, and place on which the Collateral, or portion thereof, will first be offered for sale in connection with any public sale. Neither the Collateral Trustee nor the Administrative Agent shall be obligated to sell any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given, and may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Trustee or Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but neither the Collateral Trustee nor the Administrative Agent shall incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice.

(c)    The Borrower hereby waives (to the fullest extent permitted by applicable law) any claims against the Collateral Trustee, the Administrative Agent and the other Secured Parties arising by reason of the fact that the price at which any Collateral may have been sold at any private sale was less than the price which might have been obtained at a public sale, even if the first offer received is accepted or such Collateral is not offered to more than one offeree. Any sale of the Collateral, or any portion thereof, by the Collateral Trustee, Administrative Agent, or its designee, may be done without giving any representations or warranties as to the Collateral, and any and all representations and warranties may be specifically disclaimed or modified, and the foregoing will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. The Collateral Trustee or Administrative Agent may, at its option, restrict prospective bidders or purchasers at any sale of all or any portion of the Collateral to Persons who will make such representations and agreements as necessary or advisable to ensure compliance with any applicable laws. The Borrower agrees that it would be commercially reasonable for the Collateral or any portion thereof to be disposed of by using internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets.

(d)    The Collateral Trustee, Administrative Agent or any of the other Secured Parties may be the purchaser of any or all of the Collateral at any public or private (to the fullest extent permitted by law) sale and the Administrative Agent, for and as the representative of the Secured Parties, or any of them, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable at such sale. Upon consummation of any sale of all or any portion of the Collateral hereunder or execution of a contract for sale of all or any portion of the Collateral, each purchaser, including, without limitation, the Administrative Agent or any of the Secured Parties as purchaser, shall hold the property sold absolutely free from any claim or right on the part of the Borrower, and the Borrower hereby waives (to the fullest extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. No purchaser of all or any portion of the Collateral shall be accountable to the Borrower for any misapplication of the proceeds of such sale.

(e)    If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all of the Obligations, the Borrower shall be liable for the deficiency and the reasonable fees of any attorneys employed by the Collateral Trustee, the Administrative Agent or any of the other Secured Parties to collect such deficiency. The Borrower further agrees that a breach of any of the covenants contained in this Section 4.01 will cause irreparable injury for which there is no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 4.01 shall be specifically enforceable against Borrower, and Borrower hereby waives (to the extent permitted by applicable law) and agrees not to assert any defenses against an action for specific performance of such covenants. Nothing in this Section 4.01 shall in any way limit any rights of the Collateral Trustee, the Administrative Agent and the other Secured Parties with respect to the Collateral that are provided to such Person by applicable law. All rights and remedies with respect to the Collateral are cumulative, non- exclusive, may be exercised concurrently or at separate times, and at any time and from time to time. Any sale of Collateral pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the NY UCC or its equivalent in other jurisdictions, or any successor or comparable provisions that may apply hereto. Upon the exercise by the Collateral Trustee of its remedies hereunder, all cash Collateral and any proceeds of any collection, sale or other disposition of Collateral shall be applied in the manner set forth in the Credit Agreement.

Section 4.02. Power of Attorney. The Borrower hereby appoints each of the Collateral Trustee, the Administrative Agent and any designee of either of them, as its attorney-in-fact (any of the foregoing, in such capacity, the “AIF”), which appointment is irrevocable and coupled with an interest, with the right, either in the name of the AIF or the name of the Borrower, to (a)(i) take any action and execute any instrument that the AIF may deem necessary or advisable to perfect, and to maintain the perfection and first priority of, the Security Interests granted hereunder, (ii) act pursuant to any express authorization set forth herein or in any other Transaction Document, and (iii) do all other acts and things necessary to carry out the purposes of this Security Agreement; and (b) during the existence of an Event of Default, (i) receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (ii) demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (iii) sign the name of the Borrower on any invoice or bill of lading relating to any of the Collateral; (iv) commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Borrower Contracts or other items of Collateral or to enforce any Borrower Contract Rights or other rights in respect of any Collateral; (v) settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (vi) notify Obligors to make payment directly to the Collateral Trustee, any successor Servicer, or as the AIF may otherwise direct; (vii) endorse, as appropriate, any promissory note evidencing any Purchased Receivable;
(viii) structure a securitization transaction and sell asset-backed securities that are backed by the Purchased Receivables and/or other Collateral (other than through the Borrower); (ix) use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral as fully and completely as though the AIF were the absolute owner of the Collateral for all purposes; (x) send verifications of Purchased Receivables to any Obligor; and (xi) exercise Borrower Contract Rights.

ARTICLE V MISCELLANEOUS

Section 5.01. Credit Agreement Terms. The provisions of Article IX of the Credit Agreement are incorporated herein mutatis mutandis as if set forth in full herein, with all references therein to the Credit Agreement applying equally to, and being deemed to refer to, this Security Agreement. The Collateral Trustee and Administrative Agent shall be afforded all of the same rights, privileges, protections, immunities, indemnities and benefits afforded to the Collateral Trustee and Administrative Agent, as the case may be, under the Credit Agreement as if set forth in full herein.

Section 5.02. Counterparts; Effectiveness. This Security Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Security Agreement by facsimile transmission, pdf attachment to an email or other electronic transmission shall be as effective as delivery of a manually signed counterpart hereof.

Section 5.03. Severability. Any covenant, provision, agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement.

Section 5.04. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Security Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Security Agreement.

Section 5.05. Security Interest Absolute. The Security Interest of the Collateral Trustee, for the benefit of the Secured Parties, hereunder, the rights, powers and privileges of the Collateral Trustee and the Administrative Agent hereunder, and all obligations of the Borrower hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Transaction Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, and (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Transaction Document or any other agreement or instrument. No Release of any portion of the Collateral shall give rise to release of the Lien on any other portion of the Collateral.

Section 5.06. Termination and Release. After Payment in Full, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Trustee, the Administrative Agent and the Borrower hereunder shall terminate, all without delivery of any instrument or any further action by any party, and all rights to the Collateral shall revert to the Borrower. At the request and sole expense of the Borrower following any such termination, the Collateral Trustee and the Administrative Agent shall deliver to the Borrower any Collateral held by the Collateral Trustee and the Administrative Agent hereunder, and execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence such termination, in each case, without recourse and without any representation or warranty of any kind.

Section 5.07. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK,

WITHOUT REGARD TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have duly executed this Security Agreement as of the day and year first above written.

RINCON POINT LLC, as Borrower

By:	/s/ Doug Lambert Name: Doug Lambert
Title: Authorized Officer

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By:	/s/ Gareth D. Morgan Name: Gareth D. Morgan
Title: Executive Director

WILMINGTON TRUST, NATIONAL
ASSOCIATION, as Collateral Trustee

By:	/s/ Fazal-ur-Reham Name: Fazal-ur-Reham
Title: Vice President

Security Agreement – (Rincon Point/JPM Warehouse) – Signature Page

Schedule I to Security Agreement Borrower Information

1.	Legal name	Rincon Point LLC
2.	Location of chief executive office and jurisdiction of organization	c/o LendingClub Corporation 595 Market St., #200 San Francisco, California, 94105, USA Delaware
3.	Location of Collateral and Borrower Records	c/o LendingClub Corporation 595 Market St., #200 San Francisco, California, 94105, USA
4.	Type of organization	Limited liability company
5.	Organizational identification number	7398314

Schedule I to Security Agreement